Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Subsidiary Lineal Star Holdings Completes Purchase of 80% Ownership of Evercon Energy LLC in College Station, Texas

HOUSTON, TX / ACCESSWIRE / October 8, 2019 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) based in Houston, Texas, today announced that its wholly-owned subsidiary Lineal Star Holdings, LLC (“Lineal”), has closed the purchase of 80% of the membership interests of Evercon Energy LLC (www.EverconEnergy.com)(“Evercon”), headquartered in College Station, Texas. Evercon provides pipeline solutions and field services, project management and inspection services, energy infrastructure maintenance, facilities construction, fabrication and Heavy Civil Construction services. Tim Connolly, CEO of Lineal Star commented, “The purchase of the 80% controlling interest in Evercon gives us a solid central Texas customer base as well as access to the south Texas market, and allows us the opportunity to more rapidly build Lineal Star Holdings. We have a great deal of confidence in Evercon President, Brian Stiles, and look forward to great things from his leadership of Evercon.”

For more information about Camber Energy, investors can visit https://ir.camber.energy/.

About Lineal Star Holdings, LLC

Lineal, based in Houston, Texas, is the parent company of (a) 64-year-old Lineal Industries Inc. (“Lineal Industries”), based in Pittsburgh, Pennsylvania, and (b) Lineal Star Incorporated (“Lineal Star”), headquartered in Houston, each of which were acquired by Camber as part of the merger announced in July, 2019. Lineal Industries has provided over six decades of upstream, midstream, and utilities pipeline maintenance, specialty construction and integrity services to Fortune 500 companies located in the states of Ohio, Pennsylvania, Virginia, West Virginia, Maryland and New York.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy’s (NYSE American: CEI) primary focus is midstream and downstream pipeline specialty construction, maintenance and field services via its recently announced acquisition of Lineal Star Holdings LLC, the owner of Lineal Industries, Inc., as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on July 9, 2019 (as amended). For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This press release may include “forward-looking statements” which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to the absence or delay in receipt of stockholder approval of the issuance of shares of our common stock in connection with the acquisition of Lineal and related transactions; change orders that are subject to change or cancellation, which may reduce the value expected from projects, or the timing of such projects; government approvals or third party consents; risks relating to funding we may never receive and/or the terms of such funding, if received; the risks of substantial and significant ongoing dilution of common stockholders pursuant to conversions of our Series C Preferred Stock, conversion premiums associated therewith and true-ups thereon; risks related to over-hang and significant decreases in our common stock trading prices as common stock shares issued upon conversion of our Series C Preferred Stock are publicly sold, compounded and exacerbated by successive conversions and sales; risks relating to the liquidation preferences and rights of our preferred stock; risks relating to the redemption rights of our preferred stock; risks relating to extensions and approvals provided by the NYSE American; risks relating to our ability to maintain our NYSE American listing due to falling stock prices and other matters; risks relating to significant downward pressure on our common stock trading prices caused by sales of our common stock by our Series C Preferred Stock holder and others; risks related to potential future acquisitions or combinations (including the one described above), the risks of not closing such transaction(s) and the ultimate terms of such acquisition(s), if closed; and other risks described in Camber’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company undertakes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov. The hyperlink to Evercon’s website provided in this release above is for informational purposes only and the Company makes no representations regarding the information set forth on, or accessible through, such website, or the accuracy thereof, whatsoever.

SOURCE: Camber Energy, Inc

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